SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2005

Colombia Goldfields Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 600, Vancouver, British Columbia, Canada	V6C 2X8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 601-2040

375 Water Street, Suite 610, Vancouver, British Columbia, Canada V6B 5C6 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 19, 2005, Mr. Jerry Goldberg resigned as our Chief Financial Officer. There was no known disagreement with Mr. Goldberg on any matter relating to our operations, policies or practices.

On December 23, 2005, the board of directors appointed Mr. Kenneth Phillippe to act as our Chief Financial Officer.

Mr. Kenneth Phillippe is a self-employed Chartered Accountant with over 20 years of experience working with public companies in the capacities of Director, Officer, Financial Advisor, or Consultant. Between February 2000 and August 2005 he served in various corporate positions including director, officer and chair of the audit committee of MDX Medical Inc., a Vancouver based medical devise company.

There are no family relationships between Mr. Phillippe and any of our directors or executive officers.

Mr. Phillippe has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Mr. Phillippe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ Daniel Hunter
Daniel Hunter
Chief Executive Officer & Director

Date: December 27, 2005